EXHIBIT 16.1

July 22, 2008

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Commissioners:

We have read A.D.A.M., Inc.’s statements included under Item 4.01 of its Form 8-K filed on July 22, 2008, and we agree with such statements concerning our firm.

Very truly yours,

Tauber and Balser, P.C.